Exhibit 99.2
FTD Group, Inc.
Unaudited Pro Forma Condensed Consolidated Financial Statements
The following unaudited pro forma condensed consolidated financial statements (the “pro forma financial statements”) give effect to the acquisition by FTD Group, Inc., a Delaware corporation (the “Company”), of Interflora Holdings Limited (“IHL”) for approximately £66 million (or approximately $119 million) plus transaction related costs using the purchase method of accounting. The condensed consolidated financial statements are based on the historical results of the Company and IHL even though IHL was not owned or managed by the Company for the period presented.
The pro forma financial statements are not necessarily indicative of the results of operations or combined financial position that would have been achieved had these transactions been consummated as of the dates indicated, nor is it indicative of the results of operations in future periods or the future financial position of the combined company.
The pro forma condensed consolidated balance sheet combines the balance sheet of the Company and IHL as of June 30, 2006 and May 31, 2006, respectively, and gives effect to these transactions as if such transactions had occurred on June 30, 2006. The pro forma condensed consolidated statement of operations combine the results of operations of the Company and IHL for the year ended June 30, 2006 and May 31, 2006, respectively, as if such transactions had occurred on July 1, 2005.
The historical profit and loss account and balance sheet of IHL for the year ended and as of May 31, 2006, respectively, have been prepared in accordance with U.K. Generally Accepted Accounting Principles (“UK GAAP”). There are differences between UK GAAP and U.S. Generally Accepted Accounting Principles (“US GAAP”). As it applies to IHL, the principle adjustment is the elimination of goodwill amortization. Certain reclassification adjustments have been made to the historical profit and loss account to conform to US GAAP.
The historical financial statements of IHL filed as an exhibit to this Form 8-K/A have been presented in British pounds and conform with UK GAAP. For purposes of presenting the pro forma financial statements, the income statement of IHL has been translated into U.S. dollars at an average exchange rate for the year ended May 31, 2006 of $1.77636 per British pound. The balance sheet of IHL as of May 31, 2006 has been translated into U.S. dollars at the ending exchange rate on May 31, 2006 of $1.8721 per British pound.
The preliminary pro forma acquisition adjustments are based on available information, certain assumptions made by the Company’s management and a preliminary valuation of the fair value of assets and liabilities acquired. Such adjustments are subject to change upon finalization of the valuation.
The pro forma financial statements should be read in conjunction with the historical statements and notes thereto of the Company and IHL.

FTD Group, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2006
(in thousands)

		Interflora
		Holdings,			Pro Forma
	FTD Group, Inc.	Limited	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$10,954	$16,475	$(16,475	) (1)	$14,710
			2,758	(2)
			998	(3)
Restricted cash	—	625	(625	) (1)	—
Accounts receivable, net	26,044	5,126	1,147	(3)	32,317
Inventories, net	3,542	75	20	(3)	3,637
Deferred income taxes	2,695	212	24	(3)	2,931
Prepaid expenses and other current assets	3,290	1,707	—		4,997

Total current assets	46,525	24,220	(12,153)		58,592

Property and equipment, net	19,214	4,778	1,491	(4a)	25,149
			(334	) (4b)
Deferred financing fees, net	6,848	—	1,444	(5)	6,416
			(1,876	) (5)
Computer software, net	10,577	2,557	1,672	(6)	14,806
Other noncurrent assets, net	14,557	1,588	(720	) (3)	15,425
Other intangible assets, net	14,780	—	1,611	(7)	16,391
Trademark	121,577	—	59,991	(8)	181,568
Goodwill	336,659	28,784	47,606	(9)	413,049

Total assets	$570,737	$61,927	$98,732		$731,396

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$45,273	$6,536	1,036	(3)	$52,845
Customer deposits	4,519	—	—		4,519
Unearned income	1,909	—	(216	) (10)	1,693
Accrued interest	4,924	—	—		4,924
Accrued compensation	4,521	—	—		4,521
Other accrued liabilities	8,210	8,476	20,775	(11)	37,534
			73	(3)
Current portion of long-term debt	1,125	2,243	(2,243	) (1)	1,125

Total current liabilities	70,481	17,255	19,425		107,161

Senior secured credit facility	48,875	—	100,000	(12)	148,875
Senior subordinated notes	170,117	—	—		170,117
Other long-term liabilities	—	36,697	(36,697	) (1)	1,650
			1,650	(13)
Post-retirement benefits and accrued pension obligations	2,368	—	—		2,368
Deferred income taxes	61,160	—	19,889	(14)	81,049
Minority interest	—	—	360	(3)	360
Stockholders’ equity	217,736	7,975	(7,975	) (1)	219,816
			3,206	(15a)
			(1,126	) (15b)

Total liabilities and stockholders’ equity	$570,737	$61,927	$98,732		$731,396

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

FTD Group, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Fiscal Year Ended June 30, 2006
(in thousands)

		Interflora
	FTD Group,	Holdings,			Pro Forma
	Inc.	Limited	Adjustments		Combined
Revenues:
Florist segment	$189,360	$—	$—		$189,360
Consumer segment	275,773	—	—		275,773
International segment	—	112,325	7,324	(16)	119,876
			228	(3)

Total revenues	465,133	112,325	7,552		585,009

Costs of goods sold and services provided:
Florist segment	59,990	—	—		59,990
Consumer segment	200,549	—	—		200,549
International segment	—	68,813	13,753	(16), (17)	82,427
			(138	) (3)
Corporate	2,235	—	—		2,235

Total costs of goods sold and services provided	262,774	68,813	13,615		345,201

Gross profit:
Florist segment	129,370	—	—		129,370
Consumer segment	75,224	—	—		75,224
International segment	—	43,512	(6,063)		37,449
Corporate	(2,235)	—	—		(2,235)

Total gross profit	202,359	43,512	(6,063)		239,808

Operating expenses:
Advertising and selling	89,121	11,108	(199	) (3)	100,029
General and administrative	52,182	22,563	(7,891	) (17)	69,748
			1,156	(18a)
			1,146	(18b)
			167	(18c)
			(119	) (18d)
			544	(3)

Total operating expenses	141,303	33,671	(5,196)		169,778

Income from operations	61,056	9,841	(867)		70,030

Other income and expenses:
Interest expense, net	18,525	2,091	3,649	(19)	24,264
			(1	) (3)
Other (income) expense, net	(398)	(595)	356	(3)	(637)

Total other income and expenses, net	18,127	1,496	4,004		23,626

Income (loss) before income tax	42,929	8,345	(4,870)		46,404
Income tax expense (benefit)	17,386	2,538	(2,181	) (20)	17,659
			(84	) (3)
Minority interest	—	—	28	(3)	28

Net income (loss)	$25,543	$5,807	$(2,634)		$28,716

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

FTD Group, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(1)	Eliminate historical IHL balances which were not acquired by the Company in connection with the acquisition.

(2)	Cash and cash equivalents: This reflects the net effect on the cash and cash equivalents balance after giving effect to the acquisition of IHL and related transactions assuming the closing occurred as of June 30, 2006 (dollars in thousands):

Term loan facility	$150,000
Repayment of existing indebtedness	(50,000)
Debt issuance costs	(1,444)
Purchase of outstanding IHL shares	(119,414)
Loan notes issued	22,661
FTD Group, Inc. Treasury Stock issued	3,206
Transaction fees and costs	(2,251)

Change in cash	$2,758

(3)	As a result of the acquisition of IHL, the Company also acquired majority control of Interflora, Inc., in which the Company previously held a 33.3% interest, prior to the acquisition of IHL. Interflora, Inc. was formed in 1946 and is an international clearinghouse for flowers-by-wire order exchanges between its members. These pro forma adjustments reflect the consolidation of Interflora, Inc.

(4)	Property and equipment, net:
(a) Represents the adjustment to land and building assets to reflect the preliminary estimate of fair value of the IHL assets at the time of the acquisition of IHL (dollars in thousands)

	June 30, 2006
		Historical Cost Net
	Pro Forma Fair	of Accumulated
	Value	Depreciation	Adjustment
Land	$272	$—	$272
Building and improvements	2,588	1,369	1,219

	$2,860	$1,369	$1,491

  (b) Represents the write-off of a license agreement to which both the Company and IHL were a party.
(5)	Debt Issuance Costs: Fees and expenses of $1.4 million were incurred related to the 2006 Credit Agreement. Such costs will be amortized using the effective interest method, over the term of the related indebtedness. The terms of the term loan and the revolving credit facility are 7 years and 6 years, respectively. Historical debt issuance costs related to the 2004 Credit Agreement of $1.9 million as of June 30, 2006, were eliminated with the termination of 2004 Credit Agreement.

(6)	Computer software: Represents the adjustment to IHL’s computer software assets to reflect the preliminary estimate of fair value of the assets at the time of the acquisition of IHL.

(7)	Other intangible assets, net: Represents the preliminary estimate of fair value of the IHL customer list asset at the time of the acquisition of IHL.

(8)	Trademarks, net: Represents the preliminary estimate of fair value of the IHL trademark assets at the time of the acquisition of IHL. Pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” the fair value of the goodwill and trademarks will not be amortized as they are indefinite lived assets.

(9)	Goodwill: The acquisition of IHL was accounted for using the purchase method of accounting. In accordance with SFAS No. 141, the total purchase cost was allocated to the assets acquired and liabilities assumed based upon their respective fair values. A preliminary allocation of the purchase cost has been made to major categories of assets and liabilities in the accompanying pro forma financial statements based on a preliminary assessment. The final allocation of the purchase price may result in differences from the pro forma amounts included herein. Pursuant to SFAS No. 142, the goodwill created by the acquisition of IHL will not be amortized for U.S. GAAP purposes. The following represents the estimated value attributable to intangibles resulting from the acquisition of IHL (dollars in thousands):

Purchase of outstanding IHL shares	$119,414
Plus: acquisition costs	2,251

Total purchase price	$121,665

Purchase price allocation:
Current assets	$7,120
Property, plant and equipment	5,935
Other non-current assets	5,817
Other intangible assets	1,611
Trademark	59,991
Goodwill	76,390
Current liabilities	(15,310)
Deferred tax liability	(19,889)

Total purchase price	$121,665

(10) Unearned income: Represents the elimination of deferred revenue associated with a license agreement to which both the Company and IHL were a party.

(11) Other accrued liabilities: Represents loan note obligations and adjustments to taxes payable, value added tax and vacation liability reserves.

(12) Long-term debt: In conjunction with the acquisition of IHL, the Company entered into a new senior secured credit facility consisting of a $150 million term loan and a $75 million revolving credit facility. The proceeds from the new facility were used to finance the acquisition of IHL and repay the existing term loan. The following pro forma adjustment reflects the incurrence of debt as follows (dollars in thousands):

Non-current portion:
Term loan facility	$148,875
Refinancing of existing indebtedness	(48,875)

Adjustment to non-current portion of long-term debt	$100,000

(13) Other long-term liabilities: Represents the long-term loan note obligations which arose in conjunction with the acquisition of IHL.

(14) Long-term deferred tax liabilities: Represents the long-term deferred tax liability corresponding to estimated temporary differences resulting from the acquisition of IHL.

(15) Stockholders’ equity:
(a) Represents the issuance of FTD Group, Inc. stock out of treasury, as part of the purchase price.

(b) Represents the write-off, net of tax, of deferred financing costs related to the Company’s previous credit agreement.

(16) Under accounting principles generally accepted in the U.K. (“UK GAAP”), IHL’s annual revenues for the fiscal year ended May 31, 2006 were $112 million. Under UK GAAP, IHL recognizes clearinghouse fees on its consumer segment’s orders as a reduction of cost of goods sold. Under accounting principles generally accepted in the U.S., the Company recognizes clearinghouse fees on its consumer segment’s orders as revenue to its florist segment. This adjustment represents the reclassification of the clearinghouse fees to revenue, from cost of goods sold.

(17) This adjustment represents the reclassification of certain IHL operating expenses to cost of goods sold, to be consistent with the Company’s presentation in accordance with US GAAP. In addition, it reflects the elimination of IHL’s goodwill amortization of $1.5 million, which is not tax deductible, to be consistent with US GAAP.

(18) General and administrative expenses:
(a) General and administrative expenses: Reflects the amortization of tangible assets and intangible assets with definite lives over their useful lives. The useful life of a tangible or intangible asset is the period over which the asset is expected to contribute directly or indirectly to the future cash flows of the Company. In estimating the useful lives of the tangible and intangible assets, the Company considered many factors including: (i) the expected use of the assets; (ii) the expected useful life of another asset or group of assets to which the useful life of the tangible or intangible asset may relate; (iii) any legal, regulatory or contractual provisions that may limit the useful life; (iv) any legal, regulatory or contractual provisions that enable renewal or extensions of the asset’s legal or contractual life without substantial cost; (v) the effect of obsolescence, demand, competition and other economic factors; and (vi) the level of maintenance expenditure required to obtain the future cash flows from the asset. Based on the assessment of these factors, the Company assigned the average useful lives, resulting in the following pro forma adjustments to general and administrative expenses (dollars in thousands):

	For the Fiscal Year Ended June 30, 2006
				Adjustment to
				General and
		Pro Forma	Historical	Administrative
	Useful Life	Amortization	Amortization	Expenses
Customer lists	3 years	$537	$—	$537
Developed technology	5 years	334	217	551
Building and improvements	30 years	41	27	68

		$912	$244	$1,156

(b) Represents deferred compensation expense related to a long-term incentive compensation plan put in place by the Company for certain members of the IHL management team. Under the terms of the plan, participants will be paid a cash bonus upon achieving a specified annual earnings target if such target is achieved in any annual period within the next seven years. Amount represents the estimated accrual as if the plan had been in place for fiscal 2006.
(c) Represents the elimination of income recorded as a result of the license agreement to which both the Company and IHL are a party.
(d) Represents the elimination of amortization recorded as a result of the license agreement to which both the Company and IHL are a party.
(19) Interest expense, net: The adjustments to interest expense, net are based on the amounts borrowed and the rates in effect at the closing of the acquisition of IHL (dollars in thousands):

Fiscal Year Ended
June 30, 2006
Pro forma interest expense:
Senior subordinated notes	$13,184
Senior credit facilities	10,205
Amortization of debt issuance costs	876

Pro forma interest expense	24,265
Elimination of historical interest expense, net	(20,616)

Pro forma adjustment to interest expense, net	$3,649

Amounts outstanding under the term loan facility and the revolving credit facility are expected to bear interest at 225 basis points above LIBOR, which may be adjusted based upon the consolidated leverage ratio. Additionally, there is expected to be a commitment fee on the undrawn funds under the revolving credit facility that will be 50 basis points, which may be adjusted based on the consolidated leverage ratio.
Fees and expenses of $1.4 million were incurred related to the debt financings. Such costs will be amortized using the effective interest method, over the term of the related indebtedness. The terms of the term loan and the revolving credit facility are 7 years and 6 years, respectively.
An increase or decrease of 0.125% in the interest rate of the term loan facility would change pro forma interest expense for the year ended June 30, 2006 by $190,000.
(20) Income taxes: Represents the pro forma tax benefit related to the following incremental expenses:

Proforma adjustments to U.S. tax expense:
Pro forma interest expense	$3,649
Elimination of income related to intercompany license agreement	167

Total pro forma adjustment to U.S. taxable income	3,816
U.S. effective tax rate	40%

U.S. pro forma tax benefit	$1,526

Proforma adjustments to U.K. tax expense:
G&A expense related to long term compensation plan	$1,146
Additional amortization of property	1,156
Elimination of amortization related to intercompany license agreement	(119)

Total pro forma adjustment to U.K. taxable income	2,183
U.K. effective tax rate	30%

U.K. pro forma tax benefit	$655

Total pro forma tax benefit	$2,181